Tribune Capital Partners S.A.

Rue de Chantepoulet 1-3

1201 Geneva

Switzerland

Raven Biofuels International Corporation

Assignment of Agreement with Spectrum Energy Corporation

THIS AGREEMENT is made effective as of the 21 day of May, 2008.

AMONG:

Raven Biofuels International Corporation, a Nevada corporation, having a principal address at #6 – 260 East Esplanade North Vancouver, British Columbia, Canada V7L 1A3

(“**Raven**”)

AND:

Tribune Capital Partners SA
Rue de Chantepoulet 1-3, 1201 Geneva, Switzerland

(“**Tribune**”)

Tribune Capital Partners S.A.

Rue de Chantepoulet 1-3

1201 Geneva

Switzerland

WITNESSETH:

WHEREAS, Tribune has signed on April 7th 2008 a certain BC Biofuels Plant Agreement to joint develop business in Canada;

WHEREAS, Tribune has the right to assign this BC Biofuels Plant Agreement.

WHEREAS, Raven will accept the assignment of this BC Biofuels Plant Agreement and all rights and obligations

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

1. **DEFINITIONS**

1.1 Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a) **"The BC Biofuels Plant Agreement"** shall mean Agreement signed between Spectrum Energy Company and Tribune Capital Partners S.A. The scanned copy of the signed The BC Biofuels Plant Agreement is attached in Schedule A.

(b) "**Agreement**" shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement;

2. **THE ASSIGNMENT AND ACCEPTANCE**

2.1 Tribune will hereby assign The BC Bio Fuels Plant Agreement to Raven.

2.2 Raven will fully accept the assignment of the BC Bio Fuels Plant Agreement and all rights and obligations regarding the BC Bio Fuels Plant Agreement.

2.3 Tribune will hold no rights and is released from any obligations regarding the BC Bio Fuels Plant Agreement.

Tribune Capital Partners S.A.

Rue de Chantepoulet 1-3

1201 Geneva

Switzerland

Signature:

____

Ian Grant,

Raven Biofuels International Corporation,

Signature:

____

Robert MacLean

Tribune Capital Partners SA

Tribune Capital Partners S.A.

Rue de Chantepoulet 1-3

1201 Geneva

Switzerland

SCHEDULE A

BC BIOFUELS PLANT AGREEMENT

AGREEMENT dated as of the 11th day of February, 2008 (the "**Agreement**").

BETWEEN: **SPECTRUM ENERGY COMPANY LTD.**, a company duly incorporated under the laws of the Province of British Columbia ("**SPECTRUM ENERGY**");

PARTY OF THE FIRST PART

AND: **TRIBUNE CAPITAL PARTNERS SA**, a company organized under the laws of Luxembourg ("**TRIBUNE CAPITAL**");

PARTY OF THE SECOND PART

WHEREAS Spectrum Energy proposes to build several biofuel plants in the province of British Columbia that will be designed at a minimum to convert 165,000 dry metric tonnes of Mountain Pine Beetle softwood into 6.6 million gallons/yr of ethanol for use as a low-carbon transportation fuel, with the balance converted into high value chemical derivatives (the "BC Biofuel Plant");

AND WHEREAS Spectrum Energy wishes to enter into an agreement with Raven Biofuels International Corp. ("Raven"), with respect to the BC BioFuel Plant to jointly exploit the wood-to-ethanol market for the patented two-stage dilutive acid hydrolysis cellulosic ethanol technology of Pure Energy Corporation acquired by Raven (the "Cellulosic Ethanol Technology");

AND WHEREAS Tribune Capital has been appointed by Raven to secure the financing, production and such other agreements as may be necessary for Raven to commercially exploit the Cellulosic Ethanol Technology;

NOW THEREFORE this Agreement witnesseth that in consideration of the mutual covenants, premises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

Raven Contributions to BC Biofuel Plant:

(a) the exclusive rights for Cellulosic Ethanol Technology;

(b) technology and engineering expertise; and

(c) management and operational expertise; and

(d) the pro-rata capital required to construct and operate the BC BioFuel Plant;and

(e) expertise in structuring project debt financing.

Spectrum Contributions to BC Biofuel Plant:

(f) Spectrum will enter into agreements for harvesting rights for Mountain Pine Beetle softwood and other suitable feedstock in quantities sufficient to meet the operating requirements of the BC BioFuel Plant;

(g) Spectrum will identify site locations with proximity to the feedstock and transportation routes. Spectrum has several potential sites identified for further due diligence.

(h) Spectrum has direct experience in building four modern OSB plants from procurement to design to final build and operation. These projects totaled $900,000,000 and Spectrum believes that this will be an asset in building the contemplated BC refineries

(i) management and operational expertise;

(j) the pro-rata capital required to construct and operate the BC BioFuel Plant; and

(k) initial funding of the feasibility studies to be raised through government funding, based upon an agreed budget.

<u>Work Plan and Activity Schedule</u>: Spectrum Energy and Tribune Capital agree to proceed with a work plan based on the following activities and milestones to be determined:

Activity	Start	Completed
Feedstock Testing	TBD	
Feedstock Cost analysis	TBD	
Feasibility Study	TBD	
Environmental study	TBD	
Financial Modeling	TBD	
Selection and hiring of EPC contractor	TBD	
Permit Analysis	TBD	
Permit Application	TBD	
Project Debt arrangement	TBD	
Projected Ground Breaking	TBD	
Construction	TBD	

Further Documents: Spectrum Energy and Tribune Capital agree to execute, acknowledge and deliver all such further documents and instruments as may be reasonably necessary or expedient to give effect to the purposes and intent of this Agreement. Without limiting the generality of the foregoing, this will include:

(l) a mutually agreed upon budget not to exceed $500,000 for planning of feasibility studies. The budget will include travel expenses, expenses for testing of feedstock at TVA or other test facility, feedstock and logistics analysis, and engineering studies, and

(m) the appointment of a management representative for each of the parties who will have the authority to approve the steps necessary to implement the business plan for the BC BioFuels Plant

2. Amendments: This Agreement cannot be modified, amended or supplemented except by a written instrument executed by each of the parties hereto.

3. No Partnership: Nothing contained in this Agreement shall be construed to make either party a partner, representative or agent of the other party and no party shall so hold itself out by advertising or otherwise, and no party shall be lawfully bound by any representation, act or omission of the other parties unless the parties have agreed, in writing, to be so bound.

4. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein, and each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

5. Counterparts: This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original and all of which, taken together shall constitute one and the same instrument.

6. Assignment: Tribune Capital shall have the right to assign its rights and obligations hereunder to Raven.

IN WITNESS WHEREOF the parties have hereunto executed this Agreement as of the day first above written.

SPECTRUM ENERGY

Per: ______________________
Douglas Ainsworth
President

____

Tribune Capital Partners SA

Per: ______________________